Exhibit 10.1

Subscription Agreement

Dated 27 November 2024

(1) TREASURE GLOBAL INC

(Registration No. 790821)

(“Company” or “TGL”)

AND

(2) V INVESCO FUND (L) LIMITED

(Registration No: LL17636)

(“VIFL”)

AND

(3) CHAI JIA MIN

(NRIC No: 960730-13-5184)

(“CJM”)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made on 27 November 2024.

BETWEEN

(1)	TREASURE GLOBAL INC (Registration No. 790821), a company incorporated in Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“Company” or “TGL”) of the first part;

AND

(2)	V INVESCO FUND (L) LIMITED (Registration No: LL17636), a company incorporated in the Federal Territory of Labuan Malaysia and having its registered office at Lot A020, Level 1, Podium Level, Financial Park, Jalan Merdeka, 87000 Labuan, Wilayah Persekutuan, Malaysia (“VIFL”) of the second part; and

AND

(3)	CHAI JIA MIN (NRIC No: 960730-13-5184), a Malaysian citizen having an address for service at No. 19, Jalan SP 6/7, Taman Segar Perdana, 56100 Cheras, Kuala Lumpur, Wilayah Persekutuan, Malaysia (“CJM”) of the third part.

(VIFL and CJM shall hereinafter be referred to each as an “Investor” and collectively, as “Investors”. TGL and the Investors shall hereinafter be referred to each as “Party” and collectively as “Parties”.)

RECITALS

(A)	The Company is a Malaysian solutions provider developing innovative technology platforms.

(B)	The Parties hereby agree that the Investors shall invest an aggregate amount of USD 1,177,000.00 (United States Dollar One Million One Hundred and Seventy-Seven Thousand) (“Investment Amount”) into the Company for the Sale Shares which will be issued to the Investors and that the Investment Amount shall be payable to the Company subject to and upon the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1	DEFINITIONS

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

Agreement	means this Agreement concerning the Sale Shares of TGL, in which includes all schedules and appendices hereunder;

Business Day	means a day, excluding Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for business in Kuala Lumpur;

Claim	Includes, amongst others, any notice, demand, assessment, letter or other document issued or action taken by the fiscal authorities in Malaysia or other statutory or governmental authority, body or official whatsoever whereby the Company is or may be placed or sought to be placed under a liability to make payment or deprived of any relief, allowance, credit or repayment otherwise available;

Completion	means the completion of the subscription of Sale Shares by the Investor, and allotment and issuance of the Sale Shares in accordance with Clause 5 of this Agreement;

Completion Date	means within fourteen (14) days from the Unconditional Date or such other date the Parties may agree in writing;

Investment Amount	has the meaning as ascribed thereto in Recital (B);

Material Adverse Change	means an event or circumstance that constitutes a material adverse change in the business, assets, financial or operation position or prospects of TGL and its group of companies;

Parties	means collectively, the Investor and the Company and the expression “Party” shall refer to any one of them as the context may require;

Registration Statement	means a registration statement on Form S-1 or Form S-3 covering the resale by the Investor of the Sale Shares;

Sale Shares	means 3,566,668 TGL Shares at a determined issuance price of USD0.33 (United States Dollar Thirty-Three Cents) per TGL Share;

SEC	means the United States Securities and Exchange Commission;

Unconditional Date	has the meaning as ascribed thereto in Clause 4; and

Warranties	means the representations and warranties of the Company as set out in this Agreement, including but not limited to the representations and warranties set out in Clause 6.

2	INTERPRETATION

2.1	In this Agreement, words importing the singular or the masculine gender will include the plural or the feminine/neuter genders or vice versa and references to persons include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state.

2.2	The headings and sub-headings in this Agreement are inserted for convenience only and are to be ignored when construing the provisions of this Agreement.

2.3	Any reference to statutes and rules made include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it.

2.4	Any reference to “law” includes common law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law, the compliance with which is in accordance with the general practice of person to whom the directive, regulation, request or requirement is addressed).

2.5	A period of days from the occurrence of any event or the performance of any act or thing shall be deemed to exclude the day on which the event happens or the act or thing is done or to be done (and will be reckoned from the day immediately following such event or act or thing), and if the last day of the period is not a Business Day, then the period shall include the next following day which is a Business Day.

3	AGREEMENT TO SUBSCRIBE

The Investors hereby agrees to subscribe USD1,177,000.00 (United States Dollar One Million One Hundred and Seventy-Seven Thousand) worth of Sale Shares, to be allocated in the following portion:

Name of Investor	Amount (USD)	No. of TGL Shares
VIFL	921,212	2,791,552
CJM	255,788	775,116
Total	1,177,000	3,566,668

The Company agrees to allot and issue the Sale Shares to the Investors in accordance with the terms and conditions as set out in this Agreement.

4	PAYMENT

Unless otherwise provided, Investment Amount shall become due and payable upon the effectiveness of a Registration Statement filed by the Company with the SEC. The Company shall notify the Investors once the Registration Statement becomes effective, and the Investors shall make the payment within Seven (7) days from the date of this Agreement.

Upon the payment being made, the date shall be considered the “Unconditional Date”. Any indulgence granted by the Company in respect of the amounts payable herein should not constitute a waiver of or prejudice the Company’s rights thereto.

All amounts payable by the Investor under this engagement shall be paid in full, and in the currency mutually agreed upon, and free of and without any deduction or withholding for any current or future taxes, levies, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made.

All amounts payable by the Investors to the Company shall be deposited into the designated bank account.

5	COMPLETION

5.1	Completion Arrangement

5.1.1	Completion for the Sale Shares shall take place on the Completion Date.

5.1.2	On or before the Completion Date, the Investors shall pay the Investment Amount for the Sale Shares to the Company or such other person as may be nominated and/or authorised by the Company in writing and, in exchange thereof, TGL shall deliver to each Investor on the Completion Date the below including that:-

(a)	the relevant book-entry transfer or the electronic record representing the Sale Shares, which will be deposited into an account held by the Investor and/or its nominees; and

(b)	the registration of the Investor as the holder of the Sale Shares, which will be reflected through the Investor’s brokerage account or an account specified by the Investor.

5.2	Breach of Completion Obligations

If the foregoing provisions of Clause 5.1 are not fully complied with by the Investor by or on the Completion Date, the Company shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Investor served on such date:

5.2.1	to terminate this Agreement (other than the surviving provisions) without liability on its part;

5.2.2	to effect Completion so far as practicable having regard to the defaults which have occurred; or

5.2.3	to fix a new date for Completion in which case the provisions of this Clause 5.2 shall apply to Completion as so deferred but provided such deferral may only occur once.

6	WARRANTIES

6.1	Warranties of the Company

6.1.1	The Company warrants and represents to the Investors:-

(a)	that the statements contained in this Agreement are true and accurate in all respects;

(b)	that no order has been made or petition has been presented for the winding-up of TGL;

(c)	that the Company is duly incorporated under the laws of the State of Delaware and has the power and capacity to enter into and to execute all relevant documents pertaining to this Agreement and all necessary corporate, governmental and other approvals have been obtained to enable the Company to perform the terms and conditions as set out in this Agreement;

(d)	that the Sale Shares are free from encumbrances;

(e)	that the Sale Shares will be validly issued;

(f)	that all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or license or the making of any filing or registration) (i) in order to enable them to lawfully enter into, exercise its rights and perform and comply with their obligations under this Agreement and to ensure that those obligations are legally binding and enforceable and (ii) for the issuance of the Sale Shares, are fulfilled and done; and

(g)	that there are no current or pending legal proceedings against the Company or any of their directors or shareholders.

6.2	Warranties of the Investor

Each Investor warrants and represents to the Company:

6.2.1	that the Investor has full knowledge of and undertakes that:-

(a)	the Sale Shares involves risks as the return to the Investors is depending upon the performance of TGL and that the Investor shall take full cognizance of all risks in connection with the Sale Shares; and

(b)	any projections, predictions, information and/or materials, made available to the Investor in connection with the Sale Shares, are derived from TGL’s reasonable estimation, assumptions and/or forecasts and, are made available without representations or warranties as to its accuracy and or completeness. The Investor hereby expressly agrees that any reliance upon or conclusions drawn therefrom shall be at such Investor’s own risk and shall not give rise to any liability of or against the Company.

6.2.2	that the Investor shall undertake to meet all the terms and conditions stipulated herein;

6.2.3	that the Investor agrees to abide by and comply with all relevant anti-money laundering laws and regulations that are in force and to ensure that by subscribing to the Sale Shares will not be in breach of any laws and regulations that are in force from time to time; and

6.2.4	that the Investor has read and fully understand the terms and conditions of this Agreement and that the Investor has obtained advice from Investor’s advisors independent from the Company and TGL, including but not limited to, the Investor’s personal investment, tax and/or legal advisors prior to the subscription of the Sale Shares and the Investor did not rely on any other representation(s) and/or information(s) that is/are inconsistent with the terms and conditions herein.

7	INDEMNITY

7.1	Notwithstanding any other provision of this Agreement, each Investor undertakes to indemnify and hold harmless the Company, TGL and its Directors, officers, members, and advisors, whether individually and/or collectively, from and against all losses, liabilities, obligations, damages, Claims, proceedings, costs, expenses and/or whatsoever which may incur by reason of:-

(a)	the failure of the Investor to fulfill any of the terms and conditions set out in this Agreement;

(b)	any breach or inaccuracy in any of the representations, warranties and/or covenants made by the Investor in connection with this Agreement; or

(c)	any action, suit or proceeding based upon the fact that the Investor’s representations, warranties and/or covenants were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or TGL.

8	UNDERTAKINGS

8.1	Positive Undertakings

Save as otherwise contemplated in this Agreement, the Company hereby undertakes to the Investors that:-

(a)	it will promptly furnish to the Investor such information as the Investor may reasonably require from time to time of TGL; and

(b)	it shall within a period of fourteen (14) Business Days report any Material Adverse Change of which the Company (have constructive knowledge of) in the prospects, business, operations or financial condition of TGL in writing to the Investor.

9	NOTICES

9.1	Service of Notice

A notice or other communication required or permitted, under this Agreement, to be served on a person must be in writing and may be served:-

(a)	by way of personal service;

(b)	by way of leaving it at the person’s current address for service;

(c)	by way of post, postage prepaid; or

(d)	by facsimile.

9.2	Particulars for Service

9.2.1	The particulars for service of the Investor and the Company are as stipulated above.

9.2.2	Any Party may change its particulars for service by way of written notice to the other.

9.3	Time of Service

A notice or other communication is deemed served:

9.3.1	if given or made by facsimile immediately; or

9.3.2	if given or made by hand when dleft at the address required by Clause 9.2 above; or

9.3.3	if given by post, THREE (3) Business Days after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

10	GENERAL

10.1	Governing Law and Jurisdiction

This Agreement is governed by and is to be construed in accordance with the laws of Malaysia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Malaysia and waives any right to object to proceedings being brought in those courts.

10.2	Time

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

10.3	Waiver and Exercise of Rights

10.3.1	Notwithstanding any provisions stated herein, a single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right.

10.3.2	No party will be liable for any loss or expenses incurred by another party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.4	Further Assurance

The Parties covenant with each other that they will respectively sign execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

10.5	Extent of Agreement

This Agreement binds the heirs, personal representatives, successors- in-title, assigns or nominees, as the case may be, of the Parties and may be signed in counterparts. If signed by the Parties in respective counterparts, this Agreement is deemed to have been duly executed by relevant Parties and will come into full force and effect.

10.6	Illegality and Severability of Provisions

10.6.1	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect its legality, validity or enforceability under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

10.6.2	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

10.6.3	If it is not possible to read down the provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

10.7	Costs and Expenses

10.7.1	The Company shall bear all costs and expenses incurred in the preparation and execution of this Agreement.

10.7.2	Notwithstanding the Company’s foregoing obligation above, each Party shall bear its own costs and/or expenses incurred from any disputes arising out of or in connection with this Agreement, unless otherwise stipulated or agreed.

10.8	Entire Agreement

This Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter and supersedes all previous term sheets, proposals, representations, warranties, agreements relating thereto whether oral, written or otherwise and no Party shall modify this Agreement unless with the written consent of all Parties.

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EXECUTED BY the Parties as an agreement on the date first stated hereof:

Company

Signed by	)
for and on behalf of	)
TREASURE GLOBAL INC	)
(Registration No. 790821))		/s/ Carlson Thow
Name: Carlson Thow Designation: CEO and Director

Investor Subscribing to 2,791,552 TGL Shares

Signed by	)
For and on behalf of	)
V INVESCO FUND (L) LIMITED	)
(Registration No: LL17636))		/s/ Ang Zhi Feng
Name: Ang Zhi Feng Designation: Director

Investor Subscribing to 775,115 TGL Shares

Signed by	)
)
CHAI JIA MIN	)
(NRIC No: 960730-13-5184))		/s/ CHAI JIA MIN